UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

AUGUST 19, 2009
Date of Report (Date of earliest event reported)

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 840-6th Avenue S.W., Calgary, Alberta, Canada	T2P 3E5
(Address of principal executive offices)	(Zip Code)

(403) 360-5375
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective on August 19, 2009 (the "Effective Date"), the Issuer's wholly owned subsidiary, Park Place Energy Inc. ("Park Place Sub"), entered into a Seismic Earning Agreement (the "Agreement") with Fifth Avenue Diversified Inc., a private British Columbia corporation, ("Fifth Avenue") whereby Fifth Avenue will earn an interest in certain Farmout Lands in the Gordondale Area of Alberta (the "Farmout Lands").

Under the Agreement the earning requirements are as follows:

  On or before March 31, 2010, Fifth Avenue shall commence a Seismic Program and expend up to a maximum of $350,000 on such program;

  Fifth Avenue shall provide Park Place Sub with all field data including survey information; processed data, including stacked data; interpreted data; and a copy of shot point base maps and bin overlay maps;

  Fifth Avenue shall retain 100% of the trading rights and sole ownership of the Seismic Program; and

  Fifth Avenue will be appointed the initial operator and Farmout Lands and any operations will be subject to the 1990 CAPL provisions.

Upon Fifth Avenue satisfying the earning requirements, Fifth Avenue will have earned in an interest in the Farmout Lands such that each of Park Place Sub and Fifth Avenue each hold an Undivided 50% Working Interest.

Upon completion of the earning requirements, either Park Place Sub or Fifth Avenue will have the right to propose the drilling of a well on the Farmout Lands.

The non-participant shall have the right, but not the obligation, to participate in the said well by advising the proposing party.

In the event the non-participant (whether it be Park Place Sub or Fifth Avenue) decides it does not wish to participate in the well set out in the proposal notice, its Undivided 50% Working Interest in the Farmout Lands shall revert to the proposing party subject to the reservation to the non-participant of an overriding royalty of 5% reduced proportionately by 50%.

In the event the proposing party does not commence the drilling of the well set forth in the proposal notice within 120 days of the notice, the notice will become null and void and the ownership of the Farmout Lands will revert to each of Park Place Sub and Fifth Avenue each holding an Undivided 50% Working Interest with the overriding royalty reserved to the non-participant terminating automatically.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1	Seismic Earning Agreement dated August 19, 2009
99.1	News Release dated August 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 2, 2009.

PARK PLACE ENERGY CORP.

/s/ David Johnson
David Johnson,
President & CEO